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Exhibit 10.06

ADAPTEC

DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective July 21, 2004)

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3.3	VIP Deferrals	5
3.4	MIP Deferrals	6
3.5	Limitations on Deferrals	6
3.6	Additional Contributions	6
3.7	No Withdrawal	6
ARTICLE IV	ACCOUNTS	7
4.1	Account	7
4.2	Interest Credited to Accounts at Least Monthly	7
4.3	Determination of Interest Rate	7
ARTICLE V	BENEFITS	7
5.1	Distributions	7
5.2	Methods of Distribution	8
5.3	Financial Hardship Withdrawal	9
5.4	Early Withdrawal	10
5.5	Limitation on Distributions to Covered Employees	10
5.6	Tax Withholding	10
ARTICLE VI	BENEFICIARIES	10
6.1	Designation of Beneficiary	10
6.3	No Designated Beneficiary	10
ARTICLE VII	TRUST OBLIGATION TO PAY BENEFITS	10
7.1	Deferrals Held in Trust	10
7.2	Benefits Paid From Trust	11
7.3	Trustee Investment Discretion	11
7.4	No Secured Interest	11
ARTICLE VIII	PLAN ADMINISTRATION, AMENDMENT AND TERMINATION	11
8.1	Plan Administration	11
8.2	Investment Powers and Responsibilities	12
8.3	Decisions of the Deferred Compensation Committee	12
8.4	Exclusive Benefit	12
8.5	Plan Amendment	12
8.6	Plan Termination	12
8.7	Additional Power and Responsibility Following a Change of Control	12
ARTICLE IX	MISCELLANEOUS	13
9.1	No Assignment	13
9.2	Successors	13
9.3	No Employment Agreement	13
9.4	Attorneys' Fees	13
9.5	Arbitration	13
9.6	Governing Law	13
9.7	Entire Agreement	13

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ADAPTEC
DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective July 21, 2004)

        Adaptec, Inc. adopted a deferred compensation plan, effective April 1, 1994, entitled the Adaptec 1994 Deferred Compensation Plan (the "Prior Plan"). The Prior Plan was amended and restated in its entirety, effective April 1, 1996, and renamed the Amended and Restated Deferred Compensation Plan (the "Plan"). The Plan has been amended from time to time, most recently, effective April 1, 2004, at which time it was renamed the Adaptec Deferred Compensation Plan. The Plan is hereby amended and restated in its entirety, effective July 21, 2004.

        The purpose of the Plan is to provide deferred compensation for a select group of management or highly compensated employees of Adaptec and its subsidiaries. The Plan is intended to be a nonqualified deferred compensation plan. Accordingly, it is intended that the Plan be exempt from the requirements of Parts II, III and IV of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") pursuant to Sections 201(2), 301(a)3) and 401(a)(1) of ERISA.

ARTICLE I

DEFINITIONS

        Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following definitions shall govern the Plan:

        1.1   "Account and Sub Account" "Account" means the book entry account established under the Plan for each Participant to which the Participant's Salary Deferral Amounts, AIP Deferral Amounts, VIP Deferral Amounts, MIP Deferral Amounts, any Additional Contributions made by the Employer pursuant to Article III, and the Interest with respect thereto shall be credited. Such Account balance shall be reduced by any distributions made to the Participant or the Participant's Beneficiary(ies) and any charges that may be imposed on such Account pursuant to the terms of the Plan.

        In addition, a "Sub Account" may be established under the Plan for each Participant who is (i) actively employed by the Employer, (ii) receiving distributions pursuant to a Benefit Distribution Election, and (iii) elects to make salary deferrals and/or deferrals of amounts payable under the AIP, VIP and/or MIP to this Plan or is receiving Additional Contributions. Such "Sub Account" shall be a book entry account established under the Plan for each such Participant to which the Participant's Salary Deferral Amounts, AIP Deferral Amounts, VIP Deferral Amounts, MIP Deferral Amounts, any Additional Contributions made by the Employer pursuant to Article III, and the Interest with respect thereto shall be credited. Such Sub Account balance shall separately be reduced by any distributions made to the Participant or the Participant's Beneficiary(ies) and any charges that may be imposed on such Sub Account pursuant to the terms of the Plan.

        Account and Sub Account may be referred to herein collectively as "Accounts."

        1.2   "Adaptec" means Adaptec, Inc., a Delaware corporation and any successor organization thereto.

        1.3   "AIP" means the Adaptec Incentive Plan, as amended from time to time.

        1.4   "Additional Contribution" means an Additional Contribution, contributed by the Employer on behalf of a Participant pursuant to Article III.

        1.5   "AIP Deferral Amount" means the amount or percentage of bonus or incentive payments that an Eligible Employee is entitled to under the AIP and elects to contribute to the Plan pursuant to Article III.

        1.6   "Benchmark Fund" means one or more of the mutual funds or contracts selected by the Deferred Compensation Committee pursuant to Section 4.3(a).

        1.7   "Beneficiary" means one, some, or all (as the context shall require) of those persons, trusts or other entities designated by a Participant to receive the undistributed portion of his/her Accounts following the Participant's death.

        1.8   "Benefit Distribution Election" means the form of election, as prescribed by the Plan Administrator and as may be modified from time to time, upon which a Participant shall designate his/her Distribution Date.

        1.9   "Benefits" means the amount(s) credited to Participant's Accounts.

        1.10 "Board of Directors" or "Board" means the Board of Directors of Adaptec.

        1.11 "Change of Control" means (a) the purchase or other acquisition by any person(s) or entity(ies), within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act") or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 under the Act) of thirty percent (30%) or more of the outstanding shares of common stock or the combined voting power of Adaptec's outstanding voting securities; (b) the approval by Adaptec's stockholders of a reorganization, merger or consolidation transaction when after such transaction Adaptec's stockholders own less than fifty percent (50%) of the combined voting power owned before such transaction; (c) a dissolution or liquidation of Adaptec; or (d) the sale of at least eighty-five percent (85%) Adaptec's assets.

        1.12 "Code" means the Internal Revenue Code of 1986, as amended.

        1.13 "Deferred Compensation Committee" means the committee appointed by the Board which shall function as the Plan Administrator and which shall be composed of the individuals serving the Company in the following positions:

          (a)   Chief Executive Officer of Adaptec

          (b)   The senior executive of Adaptec responsible for Human Resources

          (c)   Manager, Employee Benefits

        1.14 "Distribution Date" means the date on which distribution of a Participant's Benefits is made or commenced pursuant to Article V.

        1.15 "Effective Date of Amended and Restated Plan" means July 21, 2004.

        1.16 "Election" means the form on which a Participant elects to make salary deferrals and/or deferrals of amounts payable under the AIP, VIP and/or MIP to this Plan. Such Election shall be in a form prescribed by the Plan Administrator and may be modified from time to time.

        1.17 "Eligible Employee" means an employee of the Employer who is a member of a select group of management or highly compensated employees as more particularly described in Article II and who has been designated by the Plan Administrator, in the Plan Administrator's sole discretion, to be eligible to participate in the Plan and shall also include every non-employee member of the Board of Directors.

        1.18 "Employer" means Adaptec or a subsidiary thereof that has adopted this Plan.

        1.19 "Entry Date" shall mean April 1 of each year.

        1.20 "Initial Entry Date" means the first day that an individual becomes an Eligible Employee and is eligible to participate in the Plan. A Participant's initial Election shall take effect as soon as administratively feasible after this Initial Entry Date.

        1.21 "Interest" means the investment return or loss determined in accordance with Article IV, which shall be credited to the Participant's Accounts.

        1.22 "Interest Rate" shall have the meaning set forth in Section 4.3(c).

        1.23 "MIP" means the Management Incentive Plan adopted by the Company in July 2004, as it may be amended from time to time.

        1.24 "MIP Deferral Amount" means the amount or percentage of bonus or incentive payments that an Eligible Employee is entitled to under the MIP and elects to contribute to the Plan pursuant to Article III.

        1.25 "Participant" means an Eligible Employee who has elected to participate in the Plan by executing an Election. A Participant shall also mean an Eligible Employee for whom Additional Contributions are made, regardless of whether such Eligible Employee has executed an Election.

        1.26 "Plan" means this Adaptec Deferred Compensation Plan, as amended and restated in its entirety effective July     , 2004, as it may be amended from time to time in the future.

        1.27 "Plan Administrator" means the Deferred Compensation Committee selected to administer this Plan and to take such other actions as may be specified herein.

        1.28 "Plan Year" means the 12-month period beginning on April 1 and ending on March 31 of the following calendar year.

        1.29 "Prior Plan" means the Adaptec 1994 Deferred Compensation Plan adopted effective April 1, 1994, as amended.

        1.30 "Salary Deferral Amount" means the Salary Deferral Amount which the Participant elects to contribute pursuant to Article III.

        1.31 "Termination Event" means the termination of the Participant's employment with the Employer or ceasing to be a member of the Board for any reason other than the Participant's Retirement with the Consent of the Employer, as that term is defined in Article 5.1(b), including termination or cessation in the event of death or Total Disability. A Participant's employment with the Employer shall not be deemed to have terminated because the Participant transfers his or her employment to a subsidiary of Adaptec, regardless of whether such subsidiary has adopted this Plan, or, except as Adaptec shall otherwise elect in its sole discretion, because the subsidiary by which the Participant is employed ceases to be a subsidiary of Adaptec ("former subsidiary"). In such case, Participant's employment shall terminate when Participant's employment with the former subsidiary terminates.

        1.32 "Total Disability" means a Participant's total and permanent disability which renders the Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that satisfies the definition of "Total Disability" set forth in Adaptec's Long Term Disability Plan. Whether or not a Participant has incurred a Total Disability shall be determined by the Plan Administrator in the Plan Administrator's sole discretion.

        1.33 "Trust" means the legal entity created by the Trust Agreement.

        1.34 "Trust Agreement" means that trust agreement entered into between Adaptec and Putnam Fiduciary Trust Company, effective April 1, 2002, and any amendments thereto.

        1.35 "Trustee" means the original Trustee(s) named in the Trust Agreement and any duly appointed successor(s) thereto.

        1.36 "VIP" means the Variable Incentive Plan maintained by Adaptec, as it may be amended from time to time.

        1.37 "VIP Deferral Amount" means the amount or percentage of bonus or incentive payments that an Eligible Employee is entitled to under the VIP and elects to contribute to the Plan pursuant to Article III.

ARTICLE II

ELIGIBILITY

        2.1   Eligibility. Eligibility for participation in the Plan shall be limited to non-employee members of the Board and to key management or highly compensated employees of the Employer who are selected by the Plan Administrator, in its sole discretion, to participate in the Plan. Individuals who are in this select group shall be notified as to their eligibility to participate in the Plan. For purposes of the Plan, the phrase "select group of management or highly compensated employees" shall include those individuals employed as directors and those individuals employed in positions at a higher level, all as determined by the Plan Administrator.

        2.2   Commencement of Participation. An Eligible Employee may begin participation in the Plan upon the Eligible Employee's Initial Entry Date or any Entry Date thereafter, subject to the submission of an Election pursuant to Article III. In order to commence salary deferrals and/or deferrals of amounts payable under the AIP, VIP and/or MIP as of the Initial Entry Date, the Election must be returned to the Plan Administrator within 60 days of the date an individual first becomes an Eligible Employee; otherwise the Election must be returned to the Plan Administrator in advance of the next subsequent Entry Date, in accordance with rules and procedures established by the Plan Administrator.

        2.3   Cessation of Participation. Active participation in the Plan shall end when a Participant's employment terminates for any reason. No contributions to the Plan shall be made with respect to compensation paid after such termination date. Upon termination of employment, a Participant shall remain an inactive participant in the Plan until all of the Benefits to which he or she is entitled under this Plan have been paid in full.

        2.4   Suspension of Participation. A Participant who is employed by a subsidiary which has not adopted the Plan or a former subsidiary shall be a suspended Participant. No contributions to the Plan shall be made on behalf of a suspended Participant. Except as otherwise provided in this Article II, a suspended Participant shall continue to participate in the Plan in accordance with its terms.

ARTICLE III

DEFERRALS AND CONTRIBUTIONS

        3.1   Salary Deferrals.

          (a)   As of the Participant's Initial Entry Date through and until the time that Participant elects otherwise in accordance with the provisions of Sections 3.1(b) and 3.1(c), the Participant may elect to reduce his or her salary by the amount (or percentage) set forth in a written and signed Election filed with the Plan Administrator. A Participant who is a non-employee member of the Board may elect to reduce his or her salary by 50% or 100% as set forth in a written Election filed with the Plan Administrator. Such Election shall be subject to the provisions of Section 3.5 below. A salary deferral Election filed within 60 days of the Participant's Initial Entry Date shall be effective as soon as administratively feasible following the filing of such salary deferral Election. A salary deferral Election filed at least 20 days (or such lesser number of days as the Plan Administrator may specify) before any subsequent Entry Date shall be effective on such subsequent Entry Date. The Salary Deferral Amount shall not be paid to the Participant, but shall be withheld from the Participant's salary and an amount equal to the Salary Deferral Amount shall be credited to the Participant's Account or Sub Account (as appropriate).

          (b)   Participant's salary deferral Election shall be irrevocable throughout the Plan Year for which it was made. An Election to stop salary deferrals or to change the salary deferral amount will take effect on the Entry Date that is at least 20 days (or such lesser number of days as the Plan Administrator may specify) after the date the new Election is filed with the Plan Administrator.

          (c)   Unless amended to cease or modify salary deferrals, the Participant's salary deferral Election shall continue in effect until the Participant terminates employment with the Employer, subject, however, to the provisions of Sections 5.3 and 5.4, below.

          (d)   Each Election to make or stop salary deferrals shall apply only to salary earned after the effective date of such Election.

          (e)   For the purpose of determining an Eligible Employee's Salary Deferral Amount, "salary" shall mean the base salary paid by the Employer, but shall not include any other form of compensation, whether taxable or non-taxable, including, but not limited to, bonuses, commissions, overtime, incentive payments, non-monetary awards and other forms of additional compensation. In the case of a Participant who is a non-employee member of the Board, "salary" shall mean all cash compensation for service as a member of the Board.

        3.2   AIP Deferrals.

          (a)   In addition to the salary deferral Election described above, each Eligible Employee may elect to defer all or a part of each payment payable under the AIP to which such Eligible Employee becomes entitled after his or her Initial Entry Date or subsequent Entry Date. The AIP Deferral Amount shall not be paid to the Participant, but shall be withheld from the Participant's AIP payment and an amount equal to the AIP Deferral Amount shall be credited to the Participant's Account or Sub Account (as appropriate).

          (b)   An Eligible Employee's election to defer all or part of his or her payment payable under the AIP shall be made by a written and signed Election filed with the Plan Administrator. An AIP deferral Election filed within 60 days before the Participant's Initial Entry Date shall be effective on the Initial Entry Date. An AIP deferral Election filed at least 20 days (or such lesser number of days as the Plan Administrator may specify) before any subsequent Entry Date shall be effective on such subsequent Entry Date. The AIP deferral Election shall be irrevocable for the Plan Year for which it was made, and shall continue in effect until revoked or amended, as provided in Section 3.2(c), below.

          (c)   A Participant's AIP deferral Election may be amended or revoked as of any subsequent Entry Date by filing a new Election at least 20 days (or such lesser number of days the Plan Administrator may specify) prior to such Entry Date.

        3.3   VIP Deferrals.

          (a)   In addition to the salary deferral and/or AIP Deferral Elections described above, each Eligible Employee may elect to defer all or a part of each payment payable under the VIP to which such Eligible Employee becomes entitled after his or her Initial Entry Date or subsequent Entry Date. The VIP Deferral Amount shall not be paid to the Participant, but shall be withheld from the Participant's VIP payment and an amount equal to the VIP Deferral Amount shall be credited to the Participant's Account or Sub Account (as appropriate).

          (b)   An Eligible Employee's election to defer all or part of his or her payment payable under the VIP shall be made by a written and signed Election filed with the Plan Administrator. A VIP deferral Election filed within 60 days before the Participant's Initial Entry Date shall be effective on the Initial Entry Date. A VIP deferral Election filed at least 20 days (or such lesser number of days as the Plan Administrator may specify) before any subsequent Entry Date shall be effective on such subsequent Entry Date. The VIP deferral Election shall be irrevocable for the Plan Year for which it was made, and shall continue in effect until revoked or amended, as provided in Section 3.3(c), below.

          (c)   A Participant's VIP deferral Election may be amended or revoked as of any subsequent Entry Date by filing a new Election at least 20 days (or such lesser number of days the Plan Administrator may specify) prior to such Entry Date.

        3.4   MIP Deferrals.

          (a)   In addition to the salary deferral, AIP Deferral Elections and/or VIP Deferral Elections described above, each Eligible Employee may elect to defer all or a part of each payment payable under the MIP to which such Eligible Employee becomes entitled after his or her Initial Entry Date or subsequent Entry Date. The MIP Deferral Amount shall not be paid to the Participant, but shall be withheld from the Participant's MIP payment and an amount equal to the MIP Deferral Amount shall be credited to the Participant's Account or Sub Account (as appropriate).

          (b)   An Eligible Employee's election to defer all or part of his or her payment payable under the MIP shall be made by a written and signed Election filed with the Plan Administrator. A MIP deferral Election filed within 60 days before the Participant's Initial Entry Date shall be effective on the Initial Entry Date. A MIP deferral Election filed at least 20 days (or such lesser number of days as the Plan Administrator may specify) before any subsequent Entry Date shall be effective on such subsequent Entry Date. The MIP deferral Election shall be irrevocable for the Plan Year for which it was made, and shall continue in effect until revoked or amended, as provided in Section 3.4(c), below.

          (c)   A Participant's MIP deferral Election may be amended or revoked as of any subsequent Entry Date by filing a new Election at least 20 days (or such lesser number of days the Plan Administrator may specify) prior to such Entry Date

        3.5   Limitations on Deferrals. A Participant's Salary, AIP, VIP, and/or MIP Deferral Amount shall be limited as follows:

          (a)   The Salary, AIP, VIP, and/or MIP Deferral Amount elected by the Participant shall be reduced by the amount(s), if any, which may be necessary:

            (i)    To satisfy all applicable income and employment tax withholding and FICA contributions;

            (ii)   To pay all contributions elected by the Participant pursuant to the Adaptec employee stock purchase plan, and other fringe benefit programs; and

            (iii)  To satisfy all garnishments or other amounts required to be withheld by applicable law or court order.

          (b)   Any withholding or salary deferral elections made under a 401(k) Plan shall be determined based on the Participant's compensation after reduction for the Salary Deferral, AIP, VIP, and/or MIP Deferral Amounts contributed to this Plan.

        3.6   Additional Contributions. Additional Contributions may be credited to a Participant's Account or Sub Account (as appropriate) in such amounts and at such times as the Employer may, in its sole discretion, determine and communicate to the Participant. The Employer shall be under no obligation to continue to credit Additional Contributions and may discontinue or change the amount or method of calculating the amount of such Additional Contributions at any time.

        3.7   No Withdrawal. Except as provided in Sections 5.3 and 5.4 below, amounts credited to a Participant's Accounts may not be withdrawn by a Participant and shall be paid only in accordance with the provisions of this Plan.

ARTICLE IV

ACCOUNTS

        4.1   Account and/or Sub Account. An Account shall be established and maintained for each Participant. The Participant's Account shall be credited with the Participant's Salary Deferral Amount, AIP Deferral Amount, VIP Deferral Amount, MIP Deferral Amount and Additional Contributions, if any, made on behalf of each Participant. The Participant's Account shall be credited (debited) with the applicable Interest, as set forth in Section 4.2. The Participant's Account shall be reduced by distributions therefrom and any charges which may be imposed on the Account pursuant to the terms of the Plan.

        A "Sub Account" may be established under the Plan for each Participant who is (i) actively employed by the Employer, (ii) receiving distributions pursuant to a Benefit Distribution Election, and (iii) elects to make salary deferrals and/or deferrals of amounts payable under the AIP, VIP and/or MIP to this Plan or is receiving Additional Contributions. The Participant's Sub Account shall be credited (debited) with all applicable Interest, as set forth in Section 4.2. The Participant's Sub Account shall separately be reduced by any distributions therefrom and any charges that may be imposed on such Sub Account pursuant to the terms of the Plan.

        4.2   Interest Credited to Accounts at Least Monthly. Each Account or Sub Account (as appropriate) shall be credited (debited) monthly, or more frequently as the Committee may specify, in an amount equal to the Account or Sub Account (as appropriate) balance on the last day of the prior accounting period multiplied by the Interest Rate.

        4.3   Determination of Interest Rate.

          (a)   The Deferred Compensation Committee shall designate the particular funds or contracts which shall constitute the Benchmark Funds, and may, in its sole discretion, change or add to the Benchmark Funds; provided, however, that the Deferred Compensation Committee shall notify the Participants of any such change prior to the effective date thereof.

          (b)   Each Participant may select among the Benchmark Funds and specify the manner in which his or her Accounts shall be deemed to be invested, solely for purposes of determining the Participant's Interest Rate. The Deferred Compensation Committee shall establish and communicate the rules, procedures and deadlines for making and changing Benchmark Fund selections. The Employer shall have no obligation to acquire investments corresponding to the Participant's Benchmark Fund selections.

          (c)   The Interest Rate is the investment return, net of administrative fees and investment management fees and other applicable fees or charges for a specified accounting period, of the Benchmark Fund(s) designated by Participant and other applicable fees or charges. The Interest Rate may be negative if the applicable Benchmark Fund(s) sustained a loss during the specified accounting period.

ARTICLE V

BENEFITS

        5.1   Distributions.

          (a)   Timing of Distribution. The amounts credited to a Participant's Account or Sub Account shall be paid (or payment shall commence) within a reasonable time after the earlier to occur of:

            (i)    If the Participant is currently employed by the Employer the Benefit Distribution Date, as defined in Article 5.1(c), on which the Participant elected to receive a distribution of Benefits from his/her Account or Sub Account; or

            (ii)   If the Participant has retired with the Consent of the Employer, the Benefit Distribution Date, as defined in Article 5.1(c), on which the Participant elected to receive a distribution of Benefit, or, if no such election is then in effect, the date of such Retirement with the Consent of Employer; or

            (iii)  The date of a Termination Event; or

            (iv)  The date that the Plan is terminated following a Change of Control Event.

          (b)   Retirement with the Consent of the Employer. A Participant's voluntary termination of employment or ceasing to serve as a non-employee member of the Board shall be treated as "Retirement with the Consent of the Employer" if prior to the date employment is terminated or Board membership ceases the Participant completed at least five years of service for the Employer (or such shorter period of service as determined in the Plan Administrators sole discretion), including service for any subsidiary or former subsidiary either as an Employee or member of the Board.

          (c)   Benefit Distribution Date.

            (i)    One-Year Advance Election. A Participant may elect a Distribution Date by filing a Benefit Distribution Election at such time and in such manner as the Plan Administrator shall specify. Such Benefit Distribution Election shall specify a Distribution Date which shall be at least one year from the date the Benefit Distribution Election is delivered to the Plan Administrator. Except as otherwise provided in this Article V, the Benefit Distribution Election shall apply to all amounts credited to a Participant's Account on the Distribution Date designated therein, or to such lesser dollar amount as may be specified in the Benefit Distribution Election. A separate Benefit Distribution Election must be made with respect to any Sub Account. Except as otherwise provided in this Article V, a Benefit Distribution Election made with respect to a Participant's Account shall not apply to the Participant's Sub Account.

            (ii)   Revocation or Amendment of Benefit Distribution Election. A Participant may revoke and/or amend a Benefit Distribution Election by filing a new written Benefit Distribution Election at least twelve months before the Distribution Date specified in the prior Benefit Distribution Election. Any amendment to a Benefit Distribution Election shall satisfy the requirements of Article 5.1(c)(i). A Participant who has incurred a Termination Event may amend a Benefit Distribution Election as provided in this subparagraph but may not revoke a Benefit Distribution Election.

          (d)   Termination Event. Notwithstanding any prior Benefit Distribution Election, if the Participant has a Termination Event, distribution of the Participant's Accounts shall commence as soon as administratively feasible after the Termination Event.

          (e)   Change of Control Event. In the event of a Change of Control, as defined in Section 1.10, the Plan Administrator may decide, in its sole discretion, that the Plan shall be terminated and all Accounts shall be distributed as soon as administratively feasible after the termination date of the Plan

        5.2   Methods of Distribution.

          (a)   Method of Distribution While Actively Employed or Following a Retirement with the Consent of the Company. If a distribution of the Participant's Benefits commences while he or she is actively employed by the Employer pursuant to the Participant's Benefit Distribution Election or because the Participant's termination of employment satisfies the requirements for Retirement with the Consent of the Company, then such Participant's Accounts shall be paid in one of the following methods specified in his or her most recent Election filed with the Plan Administrator at least one year before the Distribution Date:

            (i)    a single lump sum payment;

            (ii)   two payments, on the dates and in the amounts specified in the Participant's Election;

            (iii)  in twenty (20) substantially equal quarterly payments; or

            (iv)  in forty (40) substantially equal quarterly payments.

For purposes of this provision, substantially equal payments shall be determined by dividing the Participant's Account balance by the number of payments remaining.

          (b)   Method of Distribution Following a Termination Event. Generally, if a distribution of Benefits is made on account of a Termination Event, the Participant's Accounts shall be distributed in a lump sum payment. Notwithstanding the foregoing, if the Participant voluntarily terminates employment and if the Participant has specified the method of distribution in his or her Benefit Distribution Election, then the Participant's Accounts may be paid out in a lump sum or in one of the forms of distribution specified in subparagraph (a), above, in accordance with the Participant's Benefit Distribution Election; the form of distribution shall be determined by the Plan Administrator in its sole discretion.

          (c)   Method of Distribution Following Plan Termination. Generally, all Accounts shall be paid in a lump sum payment following termination of the Plan. Notwithstanding the foregoing, if a lump sum payment will result in an "excess parachute payment", as that term is defined in the Code, the Plan Administrator, in its sole discretion, may determine that payment shall be made by some other method.

        5.3   Financial Hardship Withdrawal. With the consent of the Plan Administrator, a Participant may withdraw up to one hundred percent (100%) of the amount credited to his or her Accounts as may be required to meet a sudden unforeseeable financial emergency of the Participant. Such hardship distribution shall be subject to the following provisions.

          (a)   The hardship withdrawal must be necessary to satisfy the unforeseeable emergency and no more may be withdrawn from the Participant's Accounts than is required to relieve the financial need after taking into account other resources that are reasonably available to the Participant for this purpose.

          (b)   The Participant must certify that the financial need cannot be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need; (iii) by discontinuing the Participant's salary deferrals and deferrals of amounts payable under the AIP, VIP and MIP; or (iv) by borrowing from commercial sources on reasonable commercial terms.

          (c)   An unforeseeable financial emergency is a severe financial hardship to Participant resulting from a sudden and unexpected illness or accident of Participant or of a dependent of Participant (as defined in section 152(a) of the Code), loss of Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Participant. Neither the need to pay tuition expenses on behalf of the Participant or the Participant's spouse or children nor the desire to purchase a home shall be considered an unforeseeable emergency.

          (d)   The Plan Administrator, in its sole discretion, shall determine if there is an unforeseeable financial emergency, if the Participant has other resources to satisfy such emergency and the amount of the hardship withdrawal that is required to alleviate the Participant's financial hardship.

          (e)   A Participant shall be prohibited from making any further salary deferrals or deferrals of amounts payable under the AIP, VIP or MIP and the Employer shall not make any Additional Contributions pursuant to the Plan for the remainder of the Plan Year in which a financial hardship withdrawal occurs.

        5.4   Early Withdrawal.

          (a)   Notwithstanding any other provision of the Plan, a Participant may withdraw up to 90% of the total amount credited to his or her Accounts, and the amount so withdrawn shall be paid to the Participant in a single lump sum payment. Upon such withdrawal, ten percent (10%) of the total Accounts, determined prior to the Early Withdrawal, shall be forfeited and the Participant shall have no further right thereto. Any Participant who makes an early withdrawal shall be prohibited from making any further salary deferrals or deferrals of amounts payable under the AIP, VIP or MIP pursuant to the Plan and no Additional Contributions shall be credited to the Participant's Accounts for the remainder of the Plan Year in which an early withdrawal occurs.

        5.5   Limitation on Distributions to Covered Employees. Notwithstanding any other provision of this Article V, in the event that the Participant is a "covered employee" as defined in section 162(m)(3) of the Code, or would be a covered employee if the Benefits were distributed in accordance with his or her Benefit Distribution Election or hardship or early withdrawal request, the maximum amount which may be distributed from the Participant's Accounts, in any Plan Year, shall not exceed one million dollars ($1,000,000) less the amount of compensation paid to the Participant in such Plan Year which is not "performance-based" (as defined in Code section 162(m)(4)(C)), which amount shall be reasonably determined by the Plan Administrator at the time of the proposed distribution. Any amount which is not distributed to the Participant in a Plan Year as a result of this limitation shall be distributed to the Participant in the next Plan Year, subject to compliance with the foregoing limitation set forth in this Section 5.5.

        5.6   Tax Withholding. All payments under this Article V shall be subject to all applicable withholding for state and federal income tax and to any other federal, state or local tax which may be applicable to such payments.

ARTICLE VI

BENEFICIARIES

        6.1   Designation of Beneficiary. The Participant shall have the right to designate on such form as may be prescribed by the Plan Administrator, one or more Beneficiaries to receive any Benefits due under Article V which may remain unpaid on the date of the Participant's death. The Participant shall have the right at any time to revoke such designation and to substitute one or more other Beneficiaries.

        6.2   No Designated Beneficiary. If, upon the death of the Participant, there is no valid Beneficiary designation, the Beneficiary shall be the Participant's surviving spouse. In the event there is no surviving spouse, then the Participant's Beneficiary shall be the Participant's estate.

ARTICLE VII

TRUST OBLIGATION TO PAY BENEFITS

        7.1   Deferrals Held in Trust. An amount equal to the Salary Deferral Amount, AIP Deferral Amount, VIP Deferral Amount, MIP Deferral Amount and Additional Contributions, if any, made by or on behalf of the Participant shall be transferred to the Trustee within 30 days after the applicable pay period to be held pursuant to the terms of the Trust Agreement.

        7.2   Benefits Paid From Trust. All benefits payable to a Participant hereunder shall be paid by the Trustee to the extent of the assets held in the Trust by the Trustee, and by the Employer to the extent the assets in the Trust are insufficient to pay a Participant's Benefits as provided under this Plan.

        7.3   Trustee Investment Discretion. The Benchmark Funds established pursuant to Section 4.3 shall be for the sole purpose of determining the Interest and neither the Trustee nor the Employer shall have any obligation to invest the Participant's Accounts in the deemed investment options or in any other investment.

        7.4   No Secured Interest. Except as otherwise provided by the Trust Agreement, the assets of the Trust, shall be subject to the claims of creditors of the Employer. Except as provided in the Trust Agreement, the Participant (or the Participant's Beneficiary) shall be a general unsecured creditor of the Employer with respect to the payment of Benefits under this Plan.

ARTICLE VIII

PLAN ADMINISTRATION, AMENDMENT AND TERMINATION

        8.1   Plan Administration. As Plan Administrator, the Deferred Compensation Committee shall have complete control of the administration of the Plan herein set forth with all powers necessary to enable it properly to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Deferred Compensation Committee shall have the power and authority to:

          (a)   Construe the Plan and to determine all questions that shall arise as to interpretations of the Plan's provisions, including determination of Eligible Employees, amounts of credits, allocation of assets, method of payment, and participation and benefits under the terms of the Plan;

          (b)   Establish reasonable rules and procedures which shall be applied in a uniform and nondiscriminatory manner with respect to Elections and Benefit Distribution Elections;

          (c)   Establish the rules and procedures by which the Plan will operate;

          (d)   Construe and interpret the Plan and Trust Agreement and adopt rules for Plan administration that are consistent with the terms of the Plan documents;

          (e)   Compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan;

          (f)    Adopt amendments to the Plan document and/or the Trust Agreement which are deemed necessary or desirable to facilitate administration of the Plan and/or to bring these documents into compliance with all applicable laws and regulations, provided that the Deferred Compensation Committee shall not have the authority to adopt any Plan amendment that will result in increased Employer contributions or substantially increased administrative costs unless such amendment is contingent upon ratification by the Board before becoming effective;

          (g)   Employ such persons or organizations to render service or perform services with respect to the administrative responsibilities of the Deferred Compensation Committee under the Plan as the Deferred Compensation Committee determines to be necessary and appropriate, including but not limited to actuaries, attorneys, accountants, and benefit, financial and administrative consultants.

        8.2   Investment Powers and Responsibilities. In the exercise of its power and responsibilities, the Deferred Compensation Committee shall have the power, authority and responsibility to:

          (a)   Establish an investment policy and select, review and retain or change the investment funds in which Accounts shall be invested under the Plan;

          (b)   Review the performance of the Trustee with respect to the Trustee's duties, responsibilities and obligations under the Plan and Trust Agreement;

          (c)   Select, review and retain or change the Benchmark Funds which are used for determining the Interest Rate under the Plan;

          (d)   Select, review and retain or change the Benchmark Funds used to determine the Interest Rate;

          (e)   Direct the investment of the assets of the Trust;

          (f)    Take such other action as may be necessary or appropriate to the management and investment of the Plan assets;

          (g)   In its sole discretion, delegate the power, authority and responsibility set forth in this Section 8.2 (except for the power set forth in this Section 8.2(g)) to the Investment Committee appointed pursuant to the Adaptec, Inc. Savings and Retirement Plan.

        8.3   Decisions of the Deferred Compensation Committee. Decisions of the Deferred Compensation Committee made in good faith upon any matter within the scope of its authority shall be final, conclusive and binding upon all persons, including Participants and their legal representatives or Beneficiaries.

        8.4   Exclusive Benefit. The Deferred Compensation Committee shall perform its duties under the Plan solely in the interest of the Participants and their Beneficiaries. Any discretion granted to the Deferred Compensation Committee shall be exercised in accordance with rules and policies established by the Deferred Compensation Committee.

        8.5   Plan Amendment. This Plan may be amended by Adaptec at any time in its sole discretion upon an action of at least two-thirds (2/3) of the members of the Deferred Compensation Committee; provided, however, that no amendment may be made which would alter the nature of a deferral Election or Benefit Distribution Election or which would reduce the amount credited to a Participant's Accounts on the date of such amendment; and provided further that no amendment which would affect the Trustee's obligation may be made without the Trustee's consent.

        8.6   Plan Termination. Adaptec, by action of its Board and with the approval of two-thirds (2/3) of the members of the Deferred Compensation Committee reserves the right to terminate the Plan in its entirety at any time upon fifteen (15) days notice to the Participants. The termination of the Plan shall automatically revoke all outstanding Benefit Distribution Elections and all elections to have Benefits paid in installments. If the Plan is terminated, all benefits shall be paid as set forth in Sections 5.1 and/or 5.2. Any amounts remaining in the Trust after all benefits have been paid shall revert to the Employer. Notwithstanding the foregoing, in the event of a Change of Control the Plan may be terminated in the sole discretion of a majority of the Deferred Compensation Committee.

        8.7   Additional Power and Responsibility Following a Change of Control. In the event of a Change of Control, the Plan may be amended and/or terminated only by a majority vote of the Deferred Compensation Committee. Additionally, the successor to Adaptec shall have no right to dismiss any member of the Deferred Compensation Committee or add members to the Deferred Compensation Committee without the express consent of a majority of the Deferred Compensation Committee members. Such limitations on the rights of any successor corporation or business entity shall take effect on the date of the Change of Control and shall remain in effect for a period of 12 months following the Change of Control unless a majority of the members of the Deferred Compensation Committee agrees to withdraw these limitations earlier.

ARTICLE IX

MISCELLANEOUS

        9.1   No Assignment. The right of any Participant, any Beneficiary, or any other person to the payment of any benefits under this Plan shall not be assigned, transferred, pledged or encumbered.

        9.2   Successors. This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives.

        9.3   No Employment Agreement. Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Employer as an employee.

        9.4   Attorneys' Fees. If the Employer, the Participant, any Beneficiary, the Trustee and/or a successor in interest to any of the foregoing, brings legal action to enforce any of the provisions of this Plan, the prevailing party in such legal action shall be reimbursed by the other party, the prevailing party's costs of such legal action including, without limitation, reasonable fees of attorneys, accountants and similar advisors and expert witnesses.

        9.5   Arbitration. Any dispute or claim relating to or arising out of this Plan shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Alameda County, California.

        9.6   Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of California.

        9.7   Entire Agreement. This Plan constitutes the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any Participant and the Employer other than those as set forth or provided for herein.

        IN WITNESS WHEREOF, the undersigned certifies that the foregoing is the Adaptec Deferred Compensation Plan as amended and restated effective July 21, 2004.

ADAPTEC, INC.
Dated: July 21, 2004	By:	/s/ KERSTIN AIELLO
	Title:	Benefits Manager

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Exhibit 10.06
ADAPTEC DEFERRED COMPENSATION PLAN (As Amended and Restated Effective July 21, 2004)
TABLE OF CONTENTS
ADAPTEC DEFERRED COMPENSATION PLAN (As Amended and Restated Effective July 21, 2004)
ARTICLE I DEFINITIONS
ARTICLE II ELIGIBILITY
ARTICLE III DEFERRALS AND CONTRIBUTIONS
ARTICLE IV ACCOUNTS
ARTICLE V BENEFITS
ARTICLE VI BENEFICIARIES
ARTICLE VII TRUST OBLIGATION TO PAY BENEFITS
ARTICLE VIII PLAN ADMINISTRATION, AMENDMENT AND TERMINATION
ARTICLE IX MISCELLANEOUS